For Immediate Release

Contact: Andrew M. O’Shea Chief Financial Officer 860.298.0444 aoshea@moscowcablecom.com	Or: Barbara Cano Breakstone Group International 646.452.2334 bcano@breakstone-group.com

Moscow CableCom Corp. Receives Nasdaq Staff Determination Letter Regarding Noncompliance with Listing Requirements

New York, NY – May 31, 2006 – Moscow CableCom Corp. (NASDAQ: MOCC) today announced that on May 24, 2006, it received a Nasdaq Staff Determination letter indicating that, as a result of the Company’s failure to file its Quarterly Report on Form 10-Q for the period ended March 31, 2006 within the required timeframe, the Company is no longer in compliance with the qualification requirements for continued listing as set forth in Marketplace Rule 4310(c)(14), and that its securities are, therefore, subject to delisting from The Nasdaq National Market.  The Company has requested a hearing before a Nasdaq listing Qualifications Panel to review the Staff Determination.

The Company is working diligently to finalize and file its Quarterly Report on Form 10-Q as promptly as possible to regain compliance.

Andrew M. O’Shea, Chief Financial Officer noted, “The current delay in reporting our first quarter’s results represents the effects of the material weaknesses noted in our April 27, 2006 filing of the Annual Report on Form 10-K for the year ended December 31, 2005. We expect to regain compliance through the filing of our first quarter Form 10-Q within the next few days, and to maintain such compliance going forward through the timely reporting of future periods’ reports to the Securities and Exchange Commission.”

About Moscow CableCom

Moscow CableCom Corp (NASDAQ NM: MOCC) is the US-based parent of a Moscow, Russia-based company that provides access to pay-TV and Internet services under the brand name “AKADO”. AKADO is in the process of expanding its hybrid fiber-coaxial network in Moscow to provide residential and business customers with comprehensive broadband services in digital cable TV and radio, and high-speed data transmission and Internet access. The Company has licenses to provide its services to 1.5 million homes and businesses in Moscow, through its proprietary agreements for use of the Moscow Fiber Optic Network (MFON), the largest high-speed transportation network in Moscow.  For more information on Moscow CableCom Corp. and AKADO, visit: www.moscowcablecom.com and www.akado.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain "forward-looking statements", as the phrase is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may contain words such as “expects,” “anticipates,” “plans,” believes,” “projects” and words of similar meaning.. These statements are based on management's best assessment of Moscow CableCom's and AKADO's strategic and financial position and of future market conditions and trends and involve substantial risks and uncertainties. The actual outcome may differ materially from these statements. Certain factors that could cause actual results to differ materially from those discussed in any forward-looking statements, liquidity difficulties, developments in the marketplace for cable services in Moscow, Russia, technological changes, operating in the Russian Federation, including general economic, political, social and tax conditions and legislative and regulatory matters affecting the cable industry, and changes in generally accepted accounting principles are described in the our Annual Report on Form 10-K for the year ended December 31, 2005 and other public filings made by us with the Securities and Exchange Commission, which descriptions are incorporated herein by reference. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update developments of these risks or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.